UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2010

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On June 18, 2010, Apollo Gold Corporation, a Yukon Territory corporation (the “Company”), and Apollo Gold, Inc., a Delaware corporation and wholly owned subsidiary of the Company, entered into an Amendment No. 3 to Amended and Restated Employment Agreement (the “Amendments”) with the following three executive officers: R. David Russell, President and Chief Executive Officer; Melvyn Williams, Chief Financial Officer and Senior Vice President – Finance and Corporate Development; and Richard F. Nanna, Senior Vice-President - Exploration (collectively, the “Officers”).

    The Amendments were effected to amend certain terms and conditions of the previously existing employment agreements for the Officers to ensure that such employment agreements are in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and to continue the Officers’ employment with the Company in accordance with those amended terms and conditions.

All other terms of the Officers’ previously existing employment agreements remain unchanged.

    The foregoing description may not contain all terms that are of interest.  For the complete text of the Amendments, please refer to each of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and R. David Russell
10.2	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and Melvyn Williams
10.3	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and Richard F. Nanna

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Senior Vice President - Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and R. David Russell
10.2	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and Melvyn Williams
10.3	Amendment No. 3 to Amended and Restated Employment Agreement, dated June 18, 2010, between Apollo Gold Corporation and Richard F. Nanna